UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2007

Hibbett Sports, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Compensation Committee (the “Committee”) of Hibbett Sports, Inc., (the “Company”) approved the annual base salaries (effective February 7, 2007) of the Company’s executive officers for fiscal 2008. The following table sets forth the annual base salary level of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated May 1, 2006) for fiscal 2008 and fiscal 2007:

		Base Salary
Name	Position	Fiscal 2007	Fiscal 2008

Michael J. Newsome	Chief Executive Officer and Chairman	$440,000	$465,000
Brian N. Priddy	President	308,000	323,000
Cathy E. Pryor	Vice President of Operations	226,000	242,000
Jeffry O. Rosenthal	Vice President of Merchandising	245,000	265,000
Gary A. Smith	Vice President and Chief Financial Officer	245,000	260,000

Also, on March 13, 2007, the Committee authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s Named Executive Officers in respect of the year ended February 3, 2007 (fiscal 2007). Consistent with past practice, the payment of the awards is made upon the Company achieving defined net income goals and the Named Executive Officer achieving certain personal goals. At the same time, the Committee established the target bonuses and performance goals for fiscal year 2008 annual incentive awards. These target bonuses are based on the Company’s earnings before interest and income taxes during fiscal year 2008 as well as individual goals. Both 2007 and 2008 fiscal year annual incentive bonuses were established under the 2006 Executive Officer Cash Bonus Plan adopted previously by the Company’s stockholders. The following table sets forth cash payments to the Named Executive Officers in respect of their annual incentive awards for fiscal year 2007 and the incentive bonus target amounts for fiscal year 2008, which may be less or more than the targeted amount depending on whether the Company falls short of or exceeds its performance goal:

		Annual Incentive Award
Name	Position	Fiscal 2007	Fiscal 2008

Michael J. Newsome	Chief Executive Officer and Chairman	$360,360	$418,500
Brian N. Priddy	President	209,408	258,400
Cathy E. Pryor	Vice President of Operations	106,158	181,500
Jeffry O. Rosenthal	Vice President of Merchandising	160,969	198,750
Gary A. Smith	Vice President and Chief Financial Officer	135,052	195,000

In addition, the Committee granted new equity awards to the Company’s Named Executive Officers in the form of restricted stock units. These awards were granted under the 2005 Equity Incentive Plan and are subject to performance criteria set by the Committee based on the Company’s results for fiscal 2008. The awards will cliff vest in five years. However, 50% of the awards will be accelerated to three year cliff vesting upon achievement of performance criteria set by the Committee based on the Company’s earnings before interest, income taxes, depreciation and amortization for fiscal 2008 through fiscal 2010. The following table sets forth the restricted stock units granted to each Named Executive Officer for fiscal year 2008:

Name	Position	Restricted Stock Units

Michael J. Newsome	Chief Executive Officer and Chairman	20,300
Brian N. Priddy	President	9,600
Cathy E. Pryor	Vice President of Operations	7,200
Jeffry O. Rosenthal	Vice President of Merchandising	7,900
Gary A. Smith	Vice President and Chief Financial Officer	7,700

The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the Named Executive Officers in respect of and during the year ended February 3, 2007, in the proxy statement for the Company’s 2007 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

March 19, 2007